Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports Fourth Quarter and Full Year 2017 Results

For Release February 8, 2018

•                 Full year 2017 record net income of $54.7 million, and $20.3 million for the fourth quarter

•                 Full year 2017 earnings per common share reached $2.28, and $0.73 for the fourth quarter

•                 Total assets at December 31, 2017 grew by $676.7 million, or 25% compared to 2016

•                 Return on average assets of 1.84% for twelve months ended December 31, 2017

•                 Record multi-family mortgage closings of $1.7 billion for full year 2017

•                 Successfully completed initial public offering, raising $115 million in new capital

CARMEL, Indiana – (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank of Indiana, today reported fourth quarter 2017 net income of $20.3 million, or $0.73 per common share.  This compared with $8.8 million, or $0.38 per common share, in the fourth quarter of 2016.  Fourth quarter 2017 results included a one-time $6.9 million tax benefit associated with changes to the Company’s deferred tax liability, under the recent federal income tax reform legislation.

The Company also reported net income of $54.7 million for the twelve months ended December 31, 2017.  This represented a $21.6 million, or 65% increase, compared with $33.1 million in the comparable period of 2016.  Earnings per common share of $2.28 for the twelve months ended December 31, 2017 increased by 55%, compared with $1.47 in the comparable period of 2016.

Each of the Company’s business segments’ net income increased in 2017, compared with 2016.  Multi-family Mortgage Banking income increased by 205%, Mortgage Warehousing increased by 8%, and Banking increased by 20%.

“2017 was another record year for Merchants Bancorp.  We achieved record assets, loans, deposits, and net income, while maintaining well capitalized capital ratios that were increased by the proceeds of our initial public offering,” said Michael Petrie, Chairman and CEO of Merchants.  “We look forward to building on our success during 2018, which will be enhanced with the continued integration of RICHMAC Funding, and a more favorable tax environment. The additional equity from the IPO and the benefit of a lower tax rate will provide us with the capital needed to support additional growth in all of our segments.”

Total Assets

Total assets increased $676.7 million, or 25%, to $3.4 billion at December 31, 2017, compared with $2.7 billion at December 31, 2016. The increase was due primarily to increases in loans, loans held for sale, and available for sale securities.  Return on average assets was 1.84% for the full year 2017, compared with 1.24% in 2016.

Total loans receivable before allowance for loan losses increased $432.9 million, or 46%, to $1.4 billion at December 31, 2017, compared with $941.8 million at December 31, 2016. This increase was primarily due to growth in multi-family and healthcare financing, as well as commercial and commercial real estate loans.

Asset Quality

The allowance for loan losses increased by $2.1 million, to $8.3 million, reflecting higher loans for investment, compared with December 31, 2016, while non-performing loans 90 days or more past due were $3.1 million, or 0.23% of total loans.

Total Deposits

Total deposits increased $514.9 million, or 21%, to $2.9 billion at December 31, 2017, compared with $2.4 billion at December 31, 2016. The increase was due primarily to growth in certificates of deposit and demand deposits during the year.

Interest Income

Interest income increased $6.2 million, or 30%, to $26.9 million for the three months ended December 31, 2017, compared with $20.7 million for the three months ended December 31, 2016. This increase was due to both growth in loans and an increase in loan yields.  The average balance of loans, including loans held for sale, during the three months ended December 31, 2017, increased by $217.3 million, or 11%, to $2.1 billion, compared with $1.9 billion for the three months ended December 31, 2016.  The average yield on loans also increased 63 basis points, to 4.34%, for the three months ended December 31, 2017, compared with 3.71% for the three months ended December 31, 2016.  Net interest margin increased to 2.43% for the three months ended December 31, 2017, compared with 2.11% for the three months ended December 31, 2016.

Interest Expense

Total interest expense increased $2.4 million, or 44%, to $8.0 million for the three months ended December 31, 2017, compared with the three months ended December 31, 2016. Interest expense on deposits increased $2.1 million, or 58%, to $5.8 million for the three months ended December 31, 2017, compared with the three months ended December 31, 2016. The increase was primarily due to a 30 basis point increase in the average cost of interest-bearing deposits, to 1.13%, for the three months ended December 31, 2017, compared with 0.83% for the same period in 2016, and an increase in the average balance of interest-bearing deposits of $276.9 million, or 16%, to $2.0 billion for the three months ended December 31, 2017. The increase in deposits was primarily due to growth in savings account deposits, as well as custodial accounts of existing warehouse customers. The increase in the cost of deposits was due to the overall increase in interest rates since last year.

Noninterest Income

Noninterest income increased by $8.0 million, or 115%, to $14.9 million for the three months ended December 31, 2017, compared with the three months ended December 31, 2016. The increase was primarily due to an increase of $5.9 million in loan servicing fees and an increase of $2.3 million in gain on sale of loans. The increase in loan servicing fees was positively impacted by a $3.7 million fair market value adjustment in mortgage servicing rights. The 30% increase in gain on sale of loans was due primarily to an increase in the volume of multi-family loan sales in the secondary market.

Noninterest Expense

Noninterest expense increased $3.4 million, or 46%, to $10.8 million for the three months ended December 31, 2017, compared with $7.4 million for the three months ended December 31, 2016.  The increase was due primarily to a $2.8 million, or 66%, increase in salaries and employee benefits.  The increase in salaries and employee benefits was due primarily to an increase in the number of employees that reflected organic growth, the RICHMAC acquisition, and additional hiring associated with becoming a publicly traded company.  Despite the increase in salaries and benefits, the efficiency ratio declined by 150 basis points, to 31.9% in the fourth quarter of 2017, compared with the fourth quarter of 2016.

About Merchants Bancorp

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business with a focus on Federal Housing Administration (“FHA”) multi-family housing and healthcare facility financing and servicing, mortgage warehouse financing, retail and correspondent residential mortgage banking, agricultural lending and traditional community banking.  Merchants Bancorp, with $3.4 billion in assets and $2.9 billion in deposits as of December 31, 2017, conducts its business through its direct and indirect subsidiaries, Merchants Bank of Indiana, P/R Mortgage and Investment Corp., RICHMAC Funding LLC and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbankofindiana.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including those factors identified in “Risk Factors” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our prospectus dated October 26, 2017 that was filed with the Securities and Exchange Commissions (the “SEC”) on October 30, 2017 in connection with our initial public offering and in our subsequent filings with the SEC.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Media Contact: Rebecca Marsh

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

Investor Contact: John Macke

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	December 31,	December 31,
	2017	2016
Assets
Cash and due from banks	$18,905	$10,036
Interest-earning demand accounts	340,614	435,665
Cash and cash equivalents	359,519	445,701

Securities purchased under agreements to resell	7,043	5,392
Trading securities	140,837	137,675
Available for sale securities	408,371	325,874
Federal Home Loan Bank (FHLB) stock	7,539	7,539
Loans held for sale	995,319	764,503
Loans receivable, net of allowance for loan losses of $8,311 and $6,250, respectively	1,366,349	935,546
Premises and equipment, net	5,354	4,851
Mortgage servicing rights	66,079	53,670
Interest receivable	8,326	5,368
Goodwill	6,030	523
Intangible Assets	1,512	-
Other assets and receivables	22,983	31,870

Total assets	$3,395,261	$2,718,512

Liabilities and Shareholders’ Equity

Liabilities
Deposits
Noninterest bearing	$620,700	$566,631
Interest bearing	2,322,861	1,861,990
Total deposits	2,943,561	2,428,621
Borrowings	56,612	57,006
Interest payable	2,153	1,791
Deferred and current tax liabilities, net	14,550	17,363
Other liabilities	10,911	7,443
Total liabilities	3,027,787	2,512,224

Commitments and Contingencies

Shareholders’ Equity
Common stock, without par value
Authorized - 50,000,000 shares
Issued and outstanding - 28,685,167 shares at December 31, 2017 and 21,111,200 shares at December 31, 2016	134,891	20,061
Preferred stock - $1,000 per share, without par value
Authorized - 5,000,000 shares
Issued and outstanding - 41,625 shares	41,581	41,581
Retained earnings	192,008	145,274
Accumulated other comprehensive loss	(1,006)	(628)
Total shareholders’ equity	367,474	206,288

Total liabilities and shareholders’ equity	$3,395,261	$2,718,512

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Interest Income
Loans	$23,101	$17,693	$79,922	$62,563
Investment securities:
Trading	1,063	1,501	5,187	4,516
Available for sale	1,356	856	4,531	3,249
Federal Home Loan Bank stock	81	80	321	320
Other	1,309	561	4,426	2,291
Total interest income	26,910	20,691	94,387	72,939

Interest Expense
Deposits	5,833	3,687	20,003	11,663
Borrowed funds	2,125	1,822	7,787	7,305
Total interest expense	7,958	5,509	27,790	18,968

Net interest income	18,952	15,182	66,597	53,971
Provision for loan losses	1,400	240	2,472	960

Net Interest Income After Provision for Loan Losses	17,552	14,942	64,125	53,011

Noninterest Income
Gain on sale of loans	9,977	7,646	37,790	24,755
Loan servicing fees (costs), net	3,972	(1,927)	6,273	280
Mortgage warehouse fees	601	947	2,608	3,015
Gains on sale of investments available for sale (includes $0, $0, $0 and $24, respectively, related to accumulated other comprehensive earnings reclassifications)	-	-	-	24
Other income	357	258	1,009	430
Total noninterest income	14,907	6,924	47,680	28,504

Noninterest Expense
Salaries and employee benefits	7,055	4,244	21,472	14,313
Loan expenses	1,025	1,174	4,097	4,251
Occupancy and equipment	522	341	1,602	1,344
Professional fees	425	355	1,516	1,298
Deposit insurance expense	226	235	930	1,149
Technology expense	340	288	1,171	985
Other expense	1,207	747	3,856	3,380
Total noninterest expense	10,800	7,384	34,644	26,720

Income Before Income Taxes	21,659	14,482	77,161	54,795

Provision for Income Taxes (includes $0, $10, $0 and $10, respectively, related to income tax expense for reclassification items)	1,330	5,728	22,477	21,668

Net Income	$20,329	$8,754	$54,684	$33,127

Dividends on preferred stock	$(833)	$(833)	$(3,330)	$(2,002)

Net income allocated to common shareholders	$19,496	$7,921	$51,354	$31,125

Basic earnings per common share	$0.73	$0.38	$2.28	$1.47

Diluted earnings per common share	$0.73	$0.38	$2.28	$1.47

Weighted-average common shares outstanding
Basic	26,619,950	21,111,235	22,551,452	21,111,208
				-
Diluted	26,637,452	21,111,818	22,569,472	21,113,435

Dividends per common share	$0.05	$0.05	$0.20	$0.20

Key Operating Results

(Unaudited)

($ in thousands)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept, 30	Dec. 31,	Dec. 31,	Dec. 31,
	2017	2017	2016	2017	2016

Noninterest Expense	10,800	8,942	7,384	34,644	26,720

Net Interest Income (before provision for losses)	18,952	18,390	15,182	66,597	53,971
Noninterest Income	14,907	8,056	6,924	47,680	28,504
Total Interest Income	33,859	26,446	22,106	114,277	82,475

Efficiency Ratio	31.90%	33.81%	33.40%	30.32%	32.40%

Average Assets	3,204,660	3,178,887	2,965,044	2,973,607	2,679,671
Net Income	20,329	10,467	8,754	54,684	33,127
Return on Average Assets before annualizing	0.63%	0.33%	0.30%	1.84%	1.24%
Annualization factor	4.00	4.00	4.00	1.00	1.00
Return on Average Assets	2.54%	1.32%	1.18%	1.84%	1.24%

Return on Average Tangible Common Equity (1)	28.60%	19.92%	19.29%	25.14%	20.50%

Tangible Book Value Per Common Share (1)	$11.10	$9.03	$7.78

Tangible Common Equity/Tangible Assets (1)	9.40%	6.01%	6.04%

(1) Non-GAAP financial measure - see “Reconciliation of Non-GAAP Measures”

(1) Reconciliation of Non-GAAP Financial Measures

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept, 30	Dec. 31,	Dec. 31,	Dec. 31,
	2017	2017	2016	2017	2016

Net Income	20,329	10,467	8,754	54,684	33,127
Less: Preferred Stock Dividends	(833)	(833)	(833)	(3,330)	(2,002)
Net Income Available to Common Shareholders	19,496	9,634	7,921	51,354	31,125

Average Shareholders Equity	321,785	237,009	206,339	248,515	177,370
Less: Average Goodwill & Intangibles	(7,552)	(1,981)	(523)	(2,662)	(523)
Less: Average Preferred stock	(41,581)	(41,581)	(41,581)	(41,581)	(25,038)
Average Tangible Common Shareholder’s Equity	272,652	193,447	164,235	204,272	151,809

Annualization Factor	4.00	4.00	4.00	1.00	1.00
Return on Average Tangible Common Equity	28.60%	19.92%	19.29%	25.14%	20.50%

Total Equity	367,474	243,285	206,288
Less: Goodwill and Intangibles	(7,542)	(7,604)	(523)
Less: Preferred Stock	(41,581)	(41,581)	(41,581)
Tangible Common Equity	318,351	194,100	164,184

Assets	3,395,261	3,237,485	2,718,512
Less: Goodwill and Intangibles	(7,542)	(7,604)	(523)
Tangible Assets	3,387,719	3,229,881	2,717,989

Ending common shares	28,685,167	21,497,667	21,111,200

Tangible Book Value per Common Share	$11.10	$9.03	$7.78
Tangible Common Equity/Tangible Assets	9.40%	6.01%	6.04%

Merchants Bancorp

Average Balance Analysis

($ in thousands)

(Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Int.	Rate	Balance	Int.	Rate	Balance	Int.	Rate
Assets:

Interest bearing deposits	$442,789	$1,390	1.25%	$412,663	$1,431	1.38%	$457,985	$641	0.56%
Securities available for sale	414,895	1,356	1.30%	406,517	1,259	1.23%	322,968	856	1.05%
Trading securities	119,429	1,063	3.53%	152,799	1,300	3.38%	191,491	1,501	3.12%
Loans and loans held for sale	2,114,048	23,101	4.34%	2,100,028	22,016	4.16%	1,896,729	17,693	3.71%
Total Interest Earning Assets	3,091,161	26,910	3.45%	3,072,007	26,006	3.36%	2,869,173	20,691	2.87%
Allowance for loan losses	(7,551)			(7,073)			(6,152)
Noninterest-earning assets	121,050			113,953			102,023

Total assets	$3,204,660			$3,178,887			$2,965,044

Liabilities/Equity:

Interest bearing checking	612,674	2,153	1.39%	623,893	1,757	1.12%	407,466	1,284	1.25%
Savings deposits	357,363	143	0.16%	344,922	223	0.26%	290,813	104	0.14%
Money market	778,837	2,582	1.32%	866,010	2,787	1.28%	767,333	1,840	0.95%
Certificates of deposit	292,142	955	1.30%	296,288	892	1.19%	298,514	459	0.61%
Total interest bearing deposits	2,041,016	5,833	1.13%	2,131,113	5,659	1.05%	1,764,126	3,687	0.83%

Borrowings	76,505	2,125	11.02%	64,509	1,957	12.04%	59,188	1,822	12.25%
Total Interest Bearing Liabilities	2,117,521	7,958	1.49%	2,195,622	7,616	1.38%	1,823,314	5,509	1.20%

Noninterest bearing deposits	730,936			715,346			903,425
Noninterest-bearing liabilities	34,418			30,910			31,966

Total liabilities	2,882,875			2,941,878			2,758,705

Equity	321,785			237,009			206,339

Total liabilities and equity	$3,204,660			$3,178,887			$2,965,044

Net Interest Income		$18,952			$18,390			$15,182

Interest Rate Spread			1.96%			1.98%			1.67%

Net interest-earning assets	$973,640			$876,385			$1,045,859

Net Interest Margin			2.43%			2.38%			2.11%

Average Interest Earning Assets to Average Interest Bearing Liabilities			145.98%			139.92%			157.36%

Segment Results

(Unaudited)

($ in thousands)

	Net Income				Total Assets
	Three Months Ended December 31,		Twelve Months Ended December 31,		December 31,	December 31,
	2017	2016	2017	2016	2017	2016
Segment
Multi-family Mortgage Banking	14,871	1,885	28,661	9,408	136,518	98,553
Mortgage Warehousing	4,277	4,985	18,241	16,839	1,352,748	1,060,723
Banking	2,617	2,458	11,410	9,492	1,889,140	1,545,783
Other	(1,436)	(574)	(3,628)	(2,612)	16,855	13,453
Total	20,329	8,754	54,684	33,127	3,395,261	2,718,512